UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida  33408

    (Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2012, the shareholders of Dycom Industries, Inc. (the “Company”) approved the Dycom Industries, Inc. 2012 Long-Term Incentive Plan (the “Plan”) at the Company’s Annual Meeting of Shareholders. Key employees and officers of the Company are eligible to participate in the Plan. The Plan will be administered by the compensation committee of the Company’s Board of Directors (the “Committee”), which has broad discretion to award stock options, in the form of nonqualified stock options or incentive stock options, restricted stock and restricted stock units and establish the applicable terms and conditions of the awards. In addition, the Committee may grant performance awards payable to Plan participants upon the achievement of performance goals during applicable performance periods. The maximum number of shares that may be granted under the Plan is 3,000,000, of which no more than 400,000 may be granted to any individual in a calendar year, and the maximum dollar amount with respect to awards denominated in cash that may be granted to an individual in a calendar year is $1,500,000. This description of the Plan is qualified in its entirety by reference to the actual Plan document, which is filed as Annex A to the Company’s Definitive Proxy Statement filed on October 11, 2012 and is hereby incorporated by reference.

On December 14, 2012, the Committee granted the following awards under the Plan to the Company’s executive officers:

Time Vesting Restricted Stock Units

The time vesting restricted stock units (“RSUs”) granted to the executive officers below represent a contingent right to acquire one share of Company common stock upon satisfaction of the vesting terms. The RSUs vest in four substantially equal installments beginning on December 14, 2013. Except as otherwise provided in an executive officer’s employment agreement, upon his termination of employment for any reason, any unvested RSUs will be forfeited without payment.

Executive	RSUs Granted

H. Andrew Deferrari	6,712
Timothy R. Estes	9,529
Steven E. Nielsen	15,125
Richard B. Vilsoet	5,920

Incentive Stock Options

The Incentive Stock Options (“ISOs”) granted to the executive officers below represent a contingent right to acquire one share of Company common stock upon the satisfaction of the vesting terms and the payment of an exercise price established at the date of grant. Each ISO has an exercise price of $18.67 and a maximum term of ten years. The ISOs vest in four substantially equal installments beginning on December 14, 2013. Except as otherwise provided in an executive officer’s employment agreement, upon his termination of employment for any reason other than death or disability, any outstanding vested or unvested ISOs will be forfeited without payment.

Executive	ISOs Granted

Timothy R. Estes	45,202
Steven E. Nielsen	71,749

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Performance Vesting Restricted Stock Units

The performance vesting restricted stock units (“PSUs”) vest in three annual installments beginning on December 14, 2013 subject to the Company achieving annual financial performance measures (the “Annual Goals”) pre-established by the Committee for each of fiscal years 2013, 2014 and 2015.  Upon satisfaction of the relevant vesting requirements, each PSU is settled for one share of Company common stock. The PSUs entitle each executive officer to earn a number of shares of Company common stock ranging from 0%-100% of the target number of PSUs (for each executive, the “Target PSUs”) vesting with respect to a relevant fiscal year.

In addition to the PSUs earned when Annual Goals are met, the executive officers may each earn supplemental units if the Company achieves cumulative financial performance measures based on the previous three fiscal years (for example, for fiscal 2013, fiscal years 2011-2013) (the “Three-Year Goals”).  If the Three-Year Goals are achieved, executive officers will each vest in additional PSUs of up to 100% of the number of PSUs that vest in that fiscal year upon the satisfaction of the relevant Annual Goals. Supplemental units are earned only in a fiscal year for which units are awarded for meeting the Annual Goals. Except as otherwise provided in an executive officer’s employment agreement, upon his termination of employment for any reason, any unvested PSUs will be forfeited without payment.

The Target PSUs granted to the executive officers are as follows:

Executive	Target PSUs Granted

H. Andrew Deferrari	18,294
Richard B. Vilsoet	16,050

Item 9.01 Exhibits.

(d) Exhibits.

10.21	Form of Incentive Stock Option Agreement under 2012 Long-Term Incentive Plan

10.22	Form of Non-Qualified Stock Option Agreement under 2012 Long-Term Incentive Plan

10.23	Form of Restricted Stock Unit Agreement under 2012 Long-Term Incentive Plan

10.24	Form of Performance Unit Agreement under 2012 Long-Term Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYCOM INDUSTRIES, INC.
(Registrant)

Dated: December 20, 2012	By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Vice President, General Counsel and Corporate Secretary

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